                                                                     Exhibit 1.1

________________________________________________________________________________

________________________________________________________________________________


                                ICOS Corporation

                            (a Delaware corporation)

                       [_________] Shares of Common Stock

                                     FORM OF
                                     -------

                             UNDERWRITING AGREEMENT
                             ----------------------

Dated: November ___, 2001

________________________________________________________________________________


________________________________________________________________________________

                                Table of Contents

                                                                                                       Page
                                                                                                       ----
SECTION 1.   Representations and Warranties ........................................................      2

             (a)   Representations and Warranties by the Company ...................................      2

                   (i)      Compliance with Registration Requirements ..............................      2
                   (ii)     Incorporated Documents .................................................      3
                   (iii)    Good Standing ..........................................................      3
                   (iv)     Authorization of Agreement .............................................      4
                   (v)      Authorization and Description of Securities ............................      4
                   (vi)     Capitalization of Company ..............................................      4
                   (vii)    Capitalization of Subsidiaries and Ownership Interests in JV Partners ..      4
                   (viii)   Absence of Defaults and Conflicts ......................................      4
                   (ix)     Absence of Further Requirements ........................................      5
                   (x)      Independent Accountants ................................................      5
                   (xi)     Financial Statements ...................................................      5
                   (xii)    No Material Adverse Change in Business .................................      6
                   (xiii)   Absence of Proceedings .................................................      6
                   (xiv)    Possession of Licenses and Permits .....................................      6
                   (xv)     Investment Company Act .................................................      7
                   (xvi)    No Manipulation ........................................................      7
                   (xvii)   Possession of Intellectual Property ....................................      7
                   (xviii)  Title to Property ......................................................      7
                   (xix)    Absence of Labor Dispute ...............................................      7
                   (xx)     Environmental Laws .....................................................      8
                   (xxi)    Filing and Payment of Taxes ............................................      8
                   (xxii)   Insurance Coverage .....................................................      8
                   (xxiii)  Internal Controls ......................................................      8
                   (xxiv)   Minutes Books ..........................................................      9
                   (xxv)    Accuracy of Exhibits ...................................................      9
                   (xxvi)   Accuracy of Descriptions of Relationships ..............................      9
                   (xxvii)  Absence of Registration Rights .........................................      9
                   (xxviii) Margin Securities ......................................................      9
                   (xxix)   Absence of Claim to Commission or Fee ..................................      9
                   (xxx)    Forward-Looking Statements .............................................     10
                   (xxxi)   No Distribution of Materials ...........................................     10

             (b)   Officer's Certificates ..........................................................     10

SECTION 2.   Sale and Delivery to Underwriters; Closing ............................................     10

             (a)   Initial Securities ..............................................................     10

                                      (i)

             (b)   Option Securities ..................................................  10
             (c)   Payment ............................................................  11
             (d)   Denominations; Registration ........................................  11

SECTION 3.   Covenants of the Company .................................................  11

             (a)   Compliance with Securities Regulations and Commission Requests .....  11
             (b)   Filing of Amendments ...............................................  12
             (c)   Delivery of Registration Statements ................................  12
             (d)   Delivery of Prospectuses ...........................................  12
             (e)   Continued Compliance with Securities Laws ..........................  12
             (f)   Blue Sky Qualifications ............................................  13
             (g)   Rule 158 ...........................................................  13
             (h)   Use of Proceeds ....................................................  13
             (i)   Listing ............................................................  13
             (j)   Restriction on Sale of Securities ..................................  13
             (k)   Reporting Requirements .............................................  14

SECTION 4.   Payment of Expenses ......................................................  14

             (b)   Termination of Agreement ...........................................  14

SECTION 5.   Conditions of Underwriters' Obligations ..................................  15

             (a)   Effectiveness of Registration Statement ............................  15
             (b)   Opinion of Counsel for Company .....................................  15
             (c)   Opinion of Counsel for Underwriters ................................  15
             (d)   Officers' Certificate ..............................................  15
             (e)   Accountant's Comfort Letter ........................................  16
             (f)   Bring-down Comfort Letter ..........................................  16
             (g)   Approval of Listing ................................................  16
             (h)   Lock-up Agreements .................................................  16
             (i)   Conditions to Purchase of Option Securities ........................  16
             (j)   Additional Documents ...............................................  17
             (k)   Termination of Agreement ...........................................  17

SECTION 6.   Indemnification ..........................................................  17

             (a)   Indemnification of Underwriters ....................................  17
             (b)   Indemnification of Company, Directors and Officers .................  18
             (c)   Actions against Parties; Notification ..............................  18
             (d)   Settlement without Consent if Failure to Reimburse .................  19

SECTION 7.   Contribution .............................................................  20

                                      (ii)

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery ....       21

SECTION 9.    Termination of Agreement ..........................................       21

              (a)   Termination; General ........................................       22
              (b)   Liabilities .................................................       22

SECTION 10.   Default by One or More of the Underwriters ........................       22

SECTION 11.   Notices ...........................................................       22

SECTION 12.   Parties ...........................................................       23

SECTION 13.   GOVERNING LAW AND TIME ............................................       23

SECTION 14.   Effect of Headings ................................................       23


SCHEDULES
Schedule A - List of Underwriters ...............................................  Sch A-1
Schedule B - Pricing Information ................................................  Sch B-1
Schedule C - List of Persons subject to Lock-up .................................  Sch C-1

EXHIBITS
Exhibit A - Form of Opinion of Perkins Coie LLP .................................      A-1
Exhibit B - Form of Opinion of Marshall, Gerstein & Borun .......................      B-1
Exhibit C - Form of Lock-up Letter ..............................................      C-1

                                     (iii)

                                ICOS Corporation

                            (a Delaware corporation)

                         _______ Shares of Common Stock

                           (Par Value $.01 Per Share)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             November ____, 2001

Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC
Robertson Stephens, Inc.
SG Cowen Securities Corporation
            as Representatives of the several Underwriters
c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, New York 10010-3629
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
    North Tower
    World Financial Center
    New York, New York 10281-1209

Ladies and Gentlemen:

    ICOS Corporation, a Delaware corporation (the "Company"), confirms its agreement with Credit Suisse First Boston Corporation ("CSFBC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom CSFBC, Merrill Lynch, Banc of America Securities LLC, Robertson Stephens, Inc. and SG Cowen Securities Corporation are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [_____] additional shares of Common Stock to cover over-allotments, if any. The aforesaid [_____] shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [_____] shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-63790), including a prospectus, relating to certain of its debt and equity securities (including the Securities) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the offering of the Securities and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement is herein referred to as the "Prospectus Supplement." The information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is herein referred to as the "Rule 430A Information." Such registration statement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the base prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus".

            All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.  Representations and Warranties.
            ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. A registration
                -----------------------------------------
     statement on Form S-3 (File No. 333-63790), including all pre-effective amendments thereto (the "Initial Registration Statement"), in respect of the Securities has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the 1933 Act, and the rules and regulations (the "1933 Act Regulations") of the Commission thereunder, which became effective upon filing, no other document with respect to the

     Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the 1933 Act Regulations, is hereinafter called a "Preliminary Prospectus"). No document has been or will be prepared or distributed in reliance on Rule 434 under the 1933 Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. The Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through CSFBC or Merrill Lynch by or on behalf of any Underwriter specifically for inclusion therein.

          (ii)   Incorporated Documents. The documents incorporated or deemed
                 ----------------------
     to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii)  Good Standing. The Company and each of its subsidiaries, and
                 -------------
     each of Suncos Corporation, Lilly ICOS LLC and ICOS-Texas Biotechnology L.P. (the "JV Partners") have been duly incorporated or organized and are validly existing as corporations, partnerships or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations, partnerships or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to have such power or authority necessary to own or hold their respective properties would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). In addition to the JV Partners, the Company owns or controls, directly or indirectly, only the following corporations, associations or other entities: ICOS Development Corporation, ICOS-ET-LP LLC and ICOS-ET-GP LLC.

          (iv)   Authorization of Agreement. This Agreement has been duly
                 --------------------------
     authorized, executed and delivered by the Company.

          (v)    Authorization and Description of Securities. The Securities to
                 -------------------------------------------
     be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

          (vi)   Capitalization of Company. The Company has an authorized
                 -------------------------
     capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Securities when issued and delivered in accordance with this Agreement, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company.

          (vii)  Capitalization of Subsidiaries and Ownership Interests in JV
                 ------------------------------------------------------------
     Partners. All the outstanding shares of capital stock of each corporate
     --------
     subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except to the extent set forth in the Prospectus, the ownership interests in the JV Partners are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

          (viii) Absence of Defaults and Conflicts. None of the Company or any
                 ---------------------------------
     of its subsidiaries or JV Partners (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or
     (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except in the cases of clauses (ii) and (iii), any violations or defaults which would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of a lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or JV Partner pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries or the JV Partners is a party or by which the Company or any of its subsidiaries or the JV Partners is bound or to which any of the property or assets of the Company or any of its subsidiaries or the JV Partners is subject (except in the case of such occurrence which would not have a Material Adverse Effect), nor will such actions result in any violation of (a) the provisions of the charter or by-laws of the Company or any of its subsidiaries or the JV Partners or (b) any statute or any order, rule or regulation of any court, domestic or foreign, or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or the JV Partners or any of their properties or assets, except in the case of clause (b), any violation which would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary or JV Partner.

          (ix) Absence of Further Requirements. Except for the registration of
               -------------------------------
     the Securities under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state securities laws and rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is necessary or required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (x)  Independent Accountants. KPMG LLP, who have expressed their
               -----------------------
     opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statements and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (xi) Financial Statements. The financial statements, together with the
               --------------------
     related notes and schedules, included or incorporated by reference in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (xii)  No Material Adverse Change in Business. Since the date of the
                 --------------------------------------
     latest audited financial statements included or incorporated by reference in the Prospectus, (a) none of the Company or any of its subsidiaries or JV Partners has sustained, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus,
     (b) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or the JV Partners or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries and JV Partners taken as a whole, otherwise than as set forth or contemplated in the Prospectus, (c) there have been no transactions entered into by the Company or any of its subsidiaries or JV Partners, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries and JV Partners taken as a whole, other than as set forth in the Prospectus and (d) there has been no dividend or distribution of any kind declared, paid or made on any class of capital stock of the Company or any of its subsidiaries.

          (xiii) Absence of Proceedings. Except as set forth in the Prospectus,
                 ----------------------
     there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries or JV Partners is a party or of which any property or assets of the Company or any of its subsidiaries or JV Partners is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries or JV Partners, would have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary or JV Partner is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)  Possession of Licenses and Permits. The Company and each of its
                 ----------------------------------
     subsidiaries and JV Partners possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and none of the Company or any of its subsidiaries or JV Partners has received notification of any revocation or modification of any such license, authorization or permit and has any reason to believe that any such license, certificate, authorization or permit will not be renewed.

          (xv)    Investment Company Act. Neither the Company nor any of its
                  ----------------------
     subsidiaries or JV Partners is or, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Prospectus will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

          (xvi)   No Manipulation. Neither the Company nor any of its officers,
                  ---------------
     directors or to the Company's knowledge, affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (xvii)  Possession of Intellectual Property. The Company and its
                  -----------------------------------
     subsidiaries and JV Partners own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary to carry on the business as described in the Prospectus, and none of the Company or any of its subsidiaries or JV Partners has received any notice or is otherwise aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries and JV Partners with respect to the foregoing. Except as described in the Prospectus, the Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property right or franchise right of any person.

          (xviii) Title to Property. The Company and each of its subsidiaries
                  -----------------
     and JV Partners have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

          (xix)   Absence of Labor Dispute. No labor disturbance by the
                  ------------------------
     employees of the Company or any of its subsidiaries or JV Partners exists or, to the best of the Company's knowledge, is imminent, which might be expected to have a Material Adverse Effect. The

     Company is not aware that any key employee or significant group of employees of the Company or any subsidiary or JV Partner plans to terminate employment with the Company or any such subsidiary or JV Partner.

          (xx)    Environmental Laws. There has been no storage, generation,
                  ------------------
     transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries or JV Partners (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries or JV Partners, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries or JV Partners have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          (xxi)   Filing and Payment of Taxes. The Company and its subsidiaries
                  ---------------------------
     and JV Partners each (i) have filed all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal, state, local and foreign taxes due and payable for which it is liable, and
     (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

          (xxii)  Insurance Coverage. The Company and each of its subsidiaries
                  ------------------
     and JV Partners carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (xxiii) Internal Controls. The Company and each of its subsidiaries
                  -----------------
     maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiv)   Minutes Books. The minute books of the Company and each of
                   -------------
     its subsidiaries and JV Partners have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the directors and stockholders of the Company and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

          (xxv)    Accuracy of Exhibits. There is no franchise, lease, contract,
                   --------------------
     agreement or document required by the 1933 Act or by the 1933 Act Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed or incorporated by reference therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained or incorporated by reference in the Registration Statements are accurate and fair descriptions of such documents in all material respects.

          (xxvi)   Accuracy of Descriptions of Relationships. No relationship,
                   -----------------------------------------
     direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

          (xxvii)  Absence of Registration Rights. No person or entity has the
                   ------------------------------
     right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

          (xxviii) Margin Securities. None of the Company or any of its
                   -----------------
     subsidiaries or JV Partners own any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

          (xxix)   Absence of Claim to Commission or Fee. None of the Company or
                   -------------------------------------
     any of its subsidiaries or JV Partners is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

           (xxx)  Forward-Looking Statements. No forward-looking statement
                  --------------------------
     (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

           (xxxi) No Distribution of Materials. The Company has not distributed
                  ----------------------------
     and, prior to the later of (i) the Closing Dates and (ii) the completion of the distribution of the Securities, will not distribute any written offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the 1933 Act.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.
           ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [_____] shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Perkins Coie LLP or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

           In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

           Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.


     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter
           ------------------------
as follows:


     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus, any amended Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings known by the Company for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities for which quotations are reported by the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of CSFBC and Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

SECTION 4. Payment of Expenses
           -------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) the fees and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the
           ---------------------------------------
several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, each dated as of Closing Time, of
(i) Perkins Coie LLP, counsel for the Company, and (ii) Marshall, Gerstein & Borun, special patent counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter, for each of the other Underwriters to the effect set forth in Exhibits A and B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters in such form as is reasonably acceptable to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.


     (h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

     (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)   Officers' Certificate. A certificate, dated such Date of
                ---------------------
          Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii)  Opinions of Counsel for Company. The favorable opinions of (x)
                -------------------------------
          Perkins Coie LLP, counsel for the Company, and (y) Marshall, Gerstein & Borun, special patent counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii) Opinion of Counsel for Underwriters. The favorable opinion of
                -----------------------------------
          Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

17

           (iv) Bring-down Comfort Letter. A letter from KPMG LLP, in form and
                -------------------------
           substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.
           ---------------

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by CSFBC and Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CSFBC or Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The forgeoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if a Prospectus was required to be delivered under the 1933 Act and the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 3(c) or Section 3(d) hereof.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through CSFBC or Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by CSFBC and Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party
                    --------  -------
shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof
           ------------
is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

           No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All
           --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.
           ------------------------

      (a) Termination; General. The Representative(s) may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any attack on, outbreak of hostilities or escalation thereof, act of terrorism, declaration of war by Congress or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream, Luxembourg or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the
            ------------------------------------------
Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in
            -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Credit Suisse First Boston Corporation,
Attention: Transactions Advisory Group, Eleven Madison Avenue, New York, New York 10010-3629 and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 101 California Street, Suite 1420, San Francisco California 94111, attention: Casey

Safreno, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024; and notices to the Company shall be directed to it at 22021 20/th/ Avenue SE, Bothell, Washington 98021, attention of Chief Executive Officer.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be
            -------
binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND
            ----------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the
            ------------------
Table of Contents are for convenience only and shall not affect the construction hereof. If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                                Very truly yours,

                                                ICOS CORPORATION



                                                By______________________________
                                                  Title:


CONFIRMED AND ACCEPTED,
         as of the date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
BANC OF AMERICA SECURITIES LLC
ROBERTSON STEPHENS, INC.
SG COWEN SECURITIES CORPORATION

By: CREDIT SUISSE FIRST BOSTON CORPORATION



By________________________________________

            Authorized Signatory



By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED




By________________________________________

             Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                   Number of
                                                                                    Initial
                                    Name of Underwriter                            Securities
                                    -------------------                            ----------
Credit Suisse First Boston Corporation .................................
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ...............................................
Banc of America Securities LLC .........................................
Robertson Stephens, Inc.................................................
SG Cowen Securities Corporation.........................................

                                                                                   ----------

Total ..................................................................              =====

                                    Sch A-1

                                   SCHEDULE B

                                ICOS Corporation

                           [ ] Shares of Common Stock
                           (Par Value $.01 Per Share)

                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $____________.

                  2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $______________, being an amount equal to the initial public offering price set forth above less $____________ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch B-1

                                   SCHEDULE C

                 List of persons and entities subject to lock-up


                   Paul N. Clark
                   Gary L. Wilcox, Ph.D.
                   Leonard M. Blum
                   W. Michael Gallatin, Ph.D.
                   Thomas P. St. John, Ph.D.
                   Michael A. Stein
                   Clifford J. Stocks
                   Frank T. Cary
                   James L. Ferguson
                   William H. Gates III
                   David V. Milligan, Ph.D.
                   Robert W. Pangia
                   Walter B. Wriston

                                    Sch C-1

                                                                       Exhibit A

                       FORM OF OPINION OF PERKINS COIE LLP
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(i)

          (i) The Company and each of its subsidiaries and JV Partners have been duly incorporated or organized and are validly existing as corporations, partnerships or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations, partnerships or limited liability corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to have such power or authority to own or hold their respective properties would not have, singularly or in the aggregate, a Material Adverse Effect.

          (ii) The authorized capitalization of the Company is as set forth in the Prospectus. The shares of capital stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and nonassessable. The Securities have been duly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company. All of the issued shares of capital stock of the Company conform, and the Securities being delivered on the Closing Date when issued and delivered in accordance with the Underwriting Agreement will conform, in all material respects as to legal matters to the description thereof incorporated by reference into the Prospectus under the heading "Description of Common Stock."

          (iii) All the outstanding shares of capital stock of each subsidiary of the Company that is a corporation and all the membership interests of each of the subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, all such shares of capital stock and membership interests are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except to the extent set forth in the Prospectus, the ownership interests in the JV Partners are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

               (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, an of the Securities pursuant to the Company's charter or by-laws or any agreement or other instrument known to us.

               (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

               (vi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or JV Partner pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries or JV Partners is a party or by which the Company or any of its subsidiaries or JV Partners is bound or to which any of the property or assets of the Company or any of its subsidiaries or JV Partners is subject, nor will such actions result in any violation of
          (a) the provisions of the charter or by-laws of the Company or any of its subsidiaries or JV Partners or (b) to the best of our knowledge, any statute or any order, rule or regulation of any court, domestic or foreign, or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or JV Partners or any of their properties or assets. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary or JV Partner.

               (vii) Except for the registration of the Securities under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act, applicable state securities laws or the NASD in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby.

               (viii) The statements set forth in the Prospectus under the heading "Description of Common Stock", insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair.

               (ix) With the exception of the statements contained in [Blood Letter references] of text under the heading "Underwriting" in the Prospectus, the description in the Registration Statement and Prospectus of statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects; and to the best of our knowledge, there are no statutes, legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or have not been filed as required.

               (x) To the best of our knowledge, neither the Company nor any of its subsidiaries or JV Partners (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, with regard to clause (iii), for those defaults, violations or failures which would not have, singularly or in the aggregate, a Material Adverse Effect.

               (xi) To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or JV Partners is a party or of which any property or asset of the Company or any of its subsidiaries or JV Partners is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries or the JV Partners, could have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (xii) The Registration Statement was declared effective under the 1933 Act, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b)(4) of the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

               (xiii) The Registration Statement, as of its respective effective dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the documents incorporated by reference in the Prospectus

          (other than the financial statements and related schedules therein, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

               (xiv) To the best of our knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

               (xv) Neither the Company nor any of its subsidiaries or JV Partners is an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

               In the course of our participation, as counsel to the Company, in the preparation of the Registration Statement and the Prospectus, we have examined information available to us, including legal records, documents and proceedings, and have attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Company and the independent auditors for the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed. Without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus (except as provided in paragraphs (viii) and (ix) above), we have no reason to believe that at the time the Registration Statement became effective, it (including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the 1933 Act) contained ay untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the time it was filed with the Commission and at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (except that we express no opinion or belief with respect to any financial data, schedules or information contained in or incorporated by reference into the Registration Statement or in the Prospectus and derived from the financial statements or schedules contained therein).

                                                                       Exhibit B

                               FORM OF OPINION OF
                           MARSHALL, GERSTEIN & BORUN
                           TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(ii)

     (i) We have read the portions of the Registration Statement and the Prospectus entitled "Risk Factors - If we are unable to protect our intellectual property rights adequately, the value of our potential products could be diminished," "Risk Factors - We may be subject to substantial costs and liability or be prohibited from commercializing our potential products as a result of patent infringement litigation and other proceedings relating to patent rights," and "Business - Patents and Proprietary Rights," and it is our opinion that such sections are accurate and complete statements or summaries of the matters of law therein set forth.

     (ii) Although we have not independently verified the accuracy and completeness of the statements contained in the Registration Statement and the Prospectus, nothing has come to our attention that would cause us to believe that, at the time the Registration Statement became effective under the Securities Act of 1933, as amended, the description and statements in the above-referenced sections of the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading; or as of the date of the Prospectus or the date of this opinion, the description and statements in the above-referenced sections of the Prospectus contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       Exhibit C

                             FORM OF LOCK-UP LETTER

                                                 ___________, 2001

Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Banc of America Securities LLC
Robertson Stephens, Inc.
SG Cowen Securities Corporation
 as Representatives of the several
 Underwriters to be named in the
 within-mentioned Underwriting Agreement
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

     Re:   Proposed Public Offering by ICOS Corporation
           --------------------------------------------

Dear Sirs:

     The undersigned, a stockholder of ICOS Corporation, a Delaware corporation (the "Company"), understands that Credit Suisse First Boston Corporation ("CSFBC") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC, Robertson Stephens, Inc. and SG Cowen Securities Corporation proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of CSFBC and Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or any shares of the Company's Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Beneficially Owned Shares"), or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     The foregoing paragraph shall not apply to (a) the sale of no more than an aggregate of 150,000 shares of Common Stock held by officers and directors of the Company signing a lock-up agreement in connection with the public offering, the allocation of such shares among such officers and directors to be determined by the Company in its sole discretion; or (b) any transfer by the undersigned of shares of Common Stock or Beneficially Owned Shares or securities convertible into or exchangeable or exercisable for Common Stock (i) by bona fide gift or
(ii) on the undersigned's death by will or intestacy, provided, however, that
                                                      --------  -------
prior to any transfer pursuant to subsection (b)(i) herein, each transferee shall execute an agreement, satisfactory to CSFBC and Merrill Lynch, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock or Beneficially Owned Shares, or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety day period following the date of the Company's final prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.


                                  Very truly yours,



                                  Signature:
                                             -----------------------------------

                                  Print Name:
                                               ---------------------------------